UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2020 (July 9, 2020)

Global Medical REIT Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440

Bethesda, MD

20814

(Address of Principal Executive Offices)
(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 9, 2020, Global Medical REIT Inc. (the "Company") internalized the functions performed by Inter-American Management LLC (the "Manager," or “IAM”) by acquiring Inter-American Group Holdings Inc. (“IAGH”), which is the parent company of the Manager (such transaction, the "Internalization Transaction") for an aggregate purchase price of $18.1 million, subject to working capital adjustments.

The Internalization Transaction was completed pursuant to a stock purchase agreement, dated as of July 9, 2020 (the "Stock Purchase Agreement"), by and among the Company, Zensun Enterprises Limited (“Zensun”) and Mr. Jeffrey Busch. The Manager is a wholly-owned subsidiary of IAGH, which was owned by Zensun (85%) and Mr. Busch (15%) (collectively, the “Sellers”).

A special committee (the "Special Committee") comprised entirely of independent and disinterested members of the Company’s board of directors (the "Board"), after consultation with its independent legal and financial advisors, determined that the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement are fair to and in the best interests of the Company and the Company’s stockholders and recommended that the Board authorize and approve the Stock Purchase Agreement and the transactions contemplated thereby. Upon such recommendation from the Special Committee, the Board authorized and approved the Stock Purchase Agreement and the transactions contemplated thereby. Approval by the Company’s stockholders was not required for the execution of the Stock Purchase Agreement or the consummation of any of the transactions contemplated thereby.

Pursuant to the Stock Purchase Agreement, the Sellers sold all the outstanding shares of capital stock of IAGH to the Company in exchange for an aggregate of approximately $17.6 million in cash paid at the closing, which reflects the net working capital adjustment. Additionally, Zensun and Mr. Busch pledged an aggregate of $1.8 million of shares of the Company’s common stock and long-term incentive plan units (“LTIP Units”) of the Company’s operating partnership to satisfy future potential indemnification obligations (the "Holdback Amount").

In connection with the Internalization Transaction, the Company and IAM amended and restated the Amended and Restated Management Agreement, dated July 1, 2016, by and between the Company and IAM (the “Amended and Restated Management Agreement”) to reflect the fact that agreement is now an inter-company agreement between IAM and the Company.

The Stock Purchase Agreement contains customary representations and warranties, including regarding organization and good standing, power and authority, capitalization and ownership, financial statements and liabilities, litigation, compliance with laws, absence of changes, taxes, material contracts, employee matters, real properties, intellectual property, affiliate transactions and brokerage arrangements. The representations and warranties of the parties in the Stock Purchase Agreement will survive the closing of the Internalization for a period of eighteen (18) months, except that (i) Seller fundamental representations shall survive for 10 years and (ii) tax-related representations and warranties will survive for sixty (60) days after the expiration of the applicable statute of limitations.

The foregoing description of the terms of the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Employment Agreements

On July 9, 2020, IAM, a subsidiary of the Company as a result of the Internalization Transaction, entered into employment agreements with each of Mr. Jeffrey Busch, Mr. Robert Kiernan and Mr. Alfonzo Leon, (the “Employment Agreements,” and each an “Employment Agreement”).

Employment Agreements

Term

The Employment Agreements became effective as of the closing of the Internalization Transaction. The Employment Agreements have a four-year term, with automatic renewals of additional successive one-year periods unless either party thereto provides at least 90 days’ advance notice of non-renewal.

Duties

The Employment Agreements provide that Messrs. Busch, Kiernan and Leon (collectively, the “Executive Officers,” and each, an “Executive Officer”) will be employed by IAM and that Mr. Busch will serve as Chief Executive Officer, President and Chairman of the Board, Mr. Kiernan will serve as Chief Financial Officer and Treasurer of the Company and Mr. Leon will serve as Chief Investment Officer of the Company. Mr. Busch will report to the Board and Messrs. Kiernan and Leon will report to the Company’s Chief Executive Officer. The Employment Agreements require that the Executive Officers devote all of their business time and attention to the performance of their duties to the Company, but they allow the Executive Officers to engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of their duties to the Company.

Compensation

The Employment Agreements provide that Messrs. Busch, Kiernan and Leon will receive annual base salaries of $600,000, $335,000 and $310,000, respectively, with target annual cash bonus opportunities of at least 100% of base salary (the “Target Annual Bonus”), subject to performance criteria and targets established and administered by the Board (or a committee thereof). In addition, the Executives will be eligible to receive equity and other long-term incentive awards (including long-term incentive plan units in the Company’s operating partnership) at the discretion of the Board (or a committee thereof) under any applicable plan or program adopted by the Company, and they will be eligible to participate in all employee benefit programs made available to the Company’s senior executives generally.

Severance Payments

The Employment Agreements provide that, if an Executive Officer’s employment is terminated by the Company without “cause” or by the Executive for “good reason,” subject to the Executive Officer executing and not revoking a release of claims, the Executive Officer will receive the following severance entitlements: (1) two times (in the case of Mr. Busch) and one times (in the case of Messrs. Kiernan and Leon), the sum of (a) his base salary and (b) the greater of (i) his target annual bonus with respect to the year of termination or (ii) his actual bonus with respect to the year preceding the year of termination; (2) a prorated annual bonus for the year of termination; (3) all outstanding time-based equity-based awards vest, and performance-based equity awards will vest if and to the extent the applicable performance-based vesting conditions are satisfied with any such amount pro-rated for the actual number of days in the applicable performance period preceding the effective date of termination; and (4) continuation of subsidized health care coverage for up to 18 months (in the case of Mr. Busch), and 12 months (in the case of Messrs. Kiernan and Leon) or monthly payments equal to the Company cost of providing such coverage. The Executives would also be entitled to the severance payments and benefits described above if their employment is terminated by the Company due to the Company’s election not to renew the term of their Employment Agreements.

For purposes of the Employment Agreements, “good reason” means, in summary, (i) a material diminution in the Executive’s title, authority, responsibilities or base salary (including, in the case of Mr. Busch, the failure of the Board to appoint him as Chairman of the Board within 10 days after the effective date of his Employment Agreement), (ii) after a specified period (three months in the case of Messrs. Busch and Kiernan and nine months in the case of Mr. Leon) after the occurrence of a “change in control”, a material duplication (that did not exist prior to the “change in control”) with other executives of the Company (or its subsidiaries) of the Executive’s title, authorities, duties or responsibilities, (iii) a material breach by the Company of the Executive Employment Agreement, (iv) a 50-mile relocation of an Executive Officer’s principal place of business from the Company’s headquarters in Bethesda, Maryland or (v) a change to whom the Executive reports.

For purposes of the Employment Agreements, “cause” means, in summary, the Executive’s (i) material breach of the Employment Agreement or any other written agreement between the Company (or its subsidiaries) and the Executive, (ii) material breach of any workplace law or the Company (or its subsidiaries) written policies and codes of conduct, (iii) commission of an act of fraud, theft, dishonesty, embezzlement or breach of fiduciary duty related to the Company (or its subsidiaries) or the performance of his duties under the Employment Agreement, (iv) commission of an act of gross negligence or willful misconduct related to the Company (or its subsidiaries) or the performance of his duties under the Employment Agreement, which results in material and demonstrable damage to the Company (or its subsidiaries), (v) conviction of, or plea of guilty or nolo contendere to, a felony (or state law equivalent) or any crime of involving moral turpitude or the indictment of Executive of any felony (or state law equivalent) of any crime involving moral turpitude, which is not discharged or otherwise resolved within 18 months, (vi) willful failure or refusal, other than due to disability, to perform his obligations under the Employment Agreement or to follow any lawful directive from the board of directors of the Company or (vii) violation of certain of the restrictive covenants contained in the Employment Agreement.

For purposes of the Employment Agreements, “change in control” means, in summary, the occurrence of (i) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s properties or assets, (ii) a change in the majority of the Board, (iii) acquisition of 50% of more of the voting power of the Company’s stock, or (iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar transaction after which the Company’s shareholders do not own, directly or indirectly, more than 50% of the voting power of the surviving entity’s (or a parent entity’s) stock.

Non-Solicitation, Non-Competition, Intellectual Property, Confidentiality and Non-Disparagement

The Employment Agreements provide that for (i) eighteen months (in the case of Mr. Busch) or (ii) twelve months (in the case of Messrs. Kiernan and Leon) following the termination of employment (the “Restricted Period”), the respective Executive Officer will not (A) solicit, canvass, approach, encourage, entice or induce (collectively, “Solicit”) the Company’s (or its subsidiaries) employees or independent contractors to terminate their employment or engagement with the Company (or its subsidiaries), (B) Solicit the Company’s (or its subsidiaries’) customers or suppliers to cease or lessen such customer’s or supplier’s business with the Company (or its subsidiaries).

The Employment Agreements also contain non-competition covenants that prohibit the Executives during the Restricted Period from competing within the United States of America or any other geographic market in which the Company (or its subsidiaries) conduct business (the “Market Area”). Such competitive restrictions include a prohibition on: (i) owning, managing, operating or being an officer or director of any competitor in the Market Area, (ii) joining, becoming an employee or consultant of, or otherwise being affiliated with, any person or entity engaged in, or planning to engage in, the Company’s business in competition with the Company in the Market Area (if such duties either are the same as or similar to the services Executive performed for the Company during his employment).

Each Employment Agreement also contains covenants restricting the Executive from appropriating the Company’s (or its subsidiaries’) business opportunities and covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executive Officers on the one hand and the Company on the other hand to disparage the other.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to: (i) the Employment Agreement with Mr. Busch, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference, (ii) the Employment Agreement with Mr. Kiernan, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference and (iii) the Employment Agreement with Mr. Leon, which is filed as Exhibit 10.3 and is incorporated herein by reference.

Employment Terms for Mr. Jamie Barber

Mr. Jamie Barber, our General Counsel and Corporate Secretary, will continue to be an at-will employee of our subsidiary, IAM. Mr. Barber’s annual salary is $250,000 and he is eligible for annual bonuses and participation in the Company’s equity incentive plans. Mr. Barber is also a level one participant in our Severance Plan (defined below).

Severance Plan

On July 9, 2020, the Company adopted the Global Medical REIT Inc. Executive Severance Plan (the “Severance Plan”). Participation in the Severance Plan is limited to employees who are selected for participation by the Company.

The Severance Plan provides that, if a participant’s employment is terminated by the Company pursuant to an “involuntary termination”, subject to the participant executing and not revoking a release of claims, the participant will receive the following severance entitlements: (i) 12 months (for level one participants) and up to six months (for a level 2 participant) of base salary and (ii) 12 months (for a level one participants) and up to six months (for a level two participant) of continuation of subsidized health care coverage or, if the participant is not eligible to elect COBRA continuation coverage or the Company determines it cannot provide such coverage under its group health plan, monthly payments equal to the Company cost of providing such coverage, and (iii) all outstanding time-based equity-based awards will be eligible to vest on the 60th day following the termination date in accordance with the terms and conditions provided in the applicable award agreements.

The Severance Plan provides that, if a participant’s employment is terminated pursuant to an “involuntary termination” during a “change in control period,” subject to the participant executing and not revoking a release of claims, the participant will receive the following severance entitlements: (i) for level one participants, two times the sum of (A) annual base salary and (B) target bonus and (ii) for level two participants, up to 12 months of base salary and (iii) 18 months (for a level one participants) and up to 12 months (for a level two participant) of continuation of subsidized health care coverage or, if the participant is not eligible to elect COBRA continuation coverage or the Company determines it cannot provide such coverage under its group health plan, monthly payments equal to the Company cost of providing such coverage, (iii) all outstanding time-based equity-based awards will immediately vest on the 60th day following the termination date in accordance with the terms and conditions provided in the applicable award agreements and (iv) all outstanding performance-based awards will be eligible to vest on the 60th day following the termination date in accordance with the terms and conditions provided in the applicable award agreement.

The Severance Plan defines “involuntary termination” as a termination of the participant’s employment by the Company other than due to death, disability or for cause.

For purposes of the Severance Plan, “cause” means, in summary, a participant’s (i) material breach of the Severance Plan or any other written agreement between the Company (or its subsidiaries) and the participant, including such participant’s breach of any material representation, warranty or covenant made under such agreement, (ii) material breach of any policy or code of conduct established by Company (or its subsidiaries) and applicable to such participant, (iii) violation of any workplace law, (iv) commission of an act of fraud, theft, dishonesty, gross negligence, willful misconduct, embezzlement or breach of fiduciary duty related to the Company (or its subsidiaries) or the performance of such participants duties hereunder, (v) conviction or indictment of, or plea of guilty or nolo contendere to, a felony (or state law equivalent) or any crime of involving moral turpitude, or (vi) willful failure or refusal, other than due to disability, to perform his obligations to the Company (or its subsidiaries) or to follow any lawful directive from the Company (or its subsidiaries).

For purposes of the Severance Plan, “change in control” has the same meaning as contained in the Employment Agreements and “change in control period” means (i) with respect to level one participants, the period beginning six months prior to, and ending 12 months after, a “change in control” transaction and (ii) with respect to level two participants, the period beginning on the date of a “change in control” transaction and ending 12 months after the “change in control” transaction.

The Severance Plan provides for confidentiality, non-competition and non-solicitation restrictions that are similar to those included in the Employment Agreements. Such restrictions shall be imposed for a period of 12 months following termination (for level one participants) and six months following termination (for level two participants).

The foregoing description of the Severance Plan is qualified entirely by reference to the Severance Plan, which is attached as Exhibit 10.4 hereto and incorporate by reference herein.

Assumption of Existing Employment Agreement with Mr. Allen Webb

On July 9, 2020, the Company, pursuant to its acquisition of IAM, assumed the existing employment agreement between Mr. Webb and IAM, dated December 1, 2016 (the “Webb Employment Agreement”).

Term. The term of the Webb Employment Agreement expires on December 1, 2020 and is subject to automatic one-year renewal periods unless notice of non-renewal is provided by either party to the other within 90 days of the term expiration.

Duties. The Webb Employment Agreement provides that Mr. Webb serves as Senior Vice President of the Company, shall report to the Chief Financial Officer of the Company and the audit committee of the board of directors of the Company and shall devote substantially all of his business time and effort to the performance of his duties under the Webb Employment Agreement.

Compensation. Pursuant to the Webb Employment Agreement, Mr. Webb’s annual salary currently equals $245,783 and may be increased from time-to-time by the Company; provided, however, that Mr. Webb’s salary shall increase by a minimum of 4% on each anniversary of the agreement. In addition, Mr. Webb is eligible to receive cash bonuses and equity and other long-term incentive awards (including long-term incentive units in the Company’s operating partnership) at the discretion of the Board (or a committee thereof) under any applicable plan or program adopted by the Company, and they will be eligible to participate in all employee benefit programs made available to the Company’s senior executives generally.

Severance. The Webb Employment Agreement provides that, if Mr. Webb’s employment is terminated by the Company without “cause” or by Mr. Webb for “good reason,” subject to Mr. Webb executing and not revoking a release of claims, Mr. Webb will receive the following severance entitlements: (1) one-sixth of the sum of (a) his then current base salary and (b) his then most recent annual cash bonus; (2) all outstanding time-based equity-based awards vest and performance-based equity awards will vest (and all performance criteria related to the year of termination shall be treated as having been met); and (3) continuation of health care coverage, at Mr. Webb’s expense, for up to 18 months.

For purposes of the Webb Employment Agreement, “good reason” means, in summary, (i) a material diminution in Mr. Webb’s title, authority or responsibilities, (ii) changes to the persons to whom Mr. Webb reports, (iii) if after a “change in control” transaction, Mr. Webb’s title, authorities, duties or responsibilities become duplicative with other Company personnel (iv) a material reduction in Mr. Webb’s base salary, (v) a material breach by the Company of the Webb Employment Agreement, (v) a 50-mile relocation of the Company’s headquarters, or (iv) non-renewal of the Webb Employment Agreement by the Company, unless such non-renewal was the result of an event for “cause”.

For purposes of the Webb Employment Agreement, “cause” means, in summary, Mr. Webb’s (i) conviction of, or plea of guilty or nolo contendere to, any felony, or a misdemeanor involving moral turpitude, (ii) indictment for any felony or misdemeanor involving moral turpitude, if such indictment is not discharged or resolved within eighteen (18) months, (iii) commission of an act of fraud, theft, dishonesty or breach of fiduciary duty related to the Company, (iv) continuing failure or habitual neglect to perform his duties under the Webb Employment Agreement, (v) violation of the restrictive covenants contained in the Webb Employment Agreement and (vi) material breach of the Webb Employment Agreement.

Non-Solicitation, Non-Competition and Confidentiality

The Webb Employment Agreement provides that following the termination of his employment, Mr. Webb will not (i) knowingly solicit, or encourage to leave, the Company’s employees, (ii) knowingly hire any employee employed by the Company or that was employed by the Company within one year of such employee’s termination of employment, or (iii) intentionally interfere with the Company’s relationship with anyone who, during the term of Mr. Webb’s employment with the Company was a customer or client of the Company.

The Webb Employment Agreement contains non-competition covenants that prohibit Mr. Webb from having any ownership interest or being employed or otherwise affiliated with (i) any single family residential rental property real estate investment trust (“REIT”), (ii) any senior housing property or healthcare property REIT, or (iii) any other financial investment business which owns single-family rental properties, senior housing properties or healthcare properties as its primary business and has assets over $100 million, if such business is in competition with the Company; provided, however, that Mr. Webb may continue to own or operate any business in which he owned or operated at the time of the effective date of the Webb Employment Agreement, and may have a passive ownership interests in a competitor that does not equal or exceed 5% of any class of such security. The Webb Employment Agreement provides that the period during which the non-competition provision applies is one year following termination for any termination for which Mr. Webb would be entitled to severance and 180 days following any termination for which Mr. Webb is not entitled to severance. The Webb Employment Agreement also contains covenants relating to the treatment of confidential information.

The foregoing description of the Webb Employment Agreement is qualified entirely by reference to the Severance Plan, which is attached as Exhibit 10.5 hereto and incorporate by reference herein.

Internalization LTIP Grants

On July 9, 2020, the Board approved the following grants of long-term incentive plan (“LTIP”) awards to the Company’s named executive officers in connection with the completion of the Internalization Transaction (the “Internalization Units”):

Award Recipient	$ Amount of Award	# of Units
Jeffrey Busch	$2,000,000	191,205
Robert Kiernan	$750,000	71,702
Alfonzo Leon	$750,000	71,702
Jamie Barber	$350,000	33,461

The Internalization Units will vest in equal installments over a four-year period beginning on July 9, 2021. The number of Internalization Units issued was determined by using the closing price of the Company’s common stock on July 8, 2020. The Internalization Units were granted pursuant to the Company’s 2016 Equity Incentive Plan and will be subject to the terms and conditions of the LTIP Unit Award Agreements between the Company and each grantee in the form filed as exhibit herewith as Exhibit 10.6, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 9, 2020, the Company issued a press release announcing the Internalization Transaction and published a related investor presentation on the Company’s website. Copies of such press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated July 9, 2020, by and among Global Medical REIT Inc., Zensun Enterprises Limited and Mr. Jeffrey Busch.

10.1	Employment Agreement, dated as of July 9, 2020, by and between Jeffrey Busch and IAM.

10.2	Employment Agreement, dated as of July 9, 2020, by and between Robert Kiernan and IAM.

10.3	Employment Agreement, dated as of July 9, 2020, by and between Alfonzo Leon and IAM.

10.4	Severance Plan

10.5	Employment Agreement, dated as of December 1, 2016, by and between Allen Webb and IAM.

10.6	Form of LTIP Award Agreement.

99.1	Press Release.

99.2	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: July 9, 2020